Advantage Solutions Names SAP’s Robin Manherz to Its Board of Directors

Technology executive brings experience in investment strategy, transformative change and finance

Irvine, Calif., Oct. 1, 2021 (GLOBE NEWSWIRE) — Advantage Solutions (Nasdaq: ADV) has appointed Robin Manherz to its board of directors.

Manherz serves as executive vice president and chief operating officer across all sales, services and customer engagement functions globally at SAP, the world’s largest provider and market leader in enterprise application software.

In July 2021, Torrid Holdings Inc. completed its initial public offering. Elizabeth Munoz, who serves as CEO of Torrid Holdings, has stepped down from her role as director of Advantage Solutions.

“Robin’s extensive experience as a global technology and operations executive at a customer-focused business makes her an excellent addition to the Advantage Solutions board,” said Advantage Solutions Board Chair Jim Kilts. “We’re thrilled to welcome Robin during this exciting and transformative time for our company, as we continue to increase value to our clients and customers by meeting their fast-changing needs and solving tomorrow’s problems.”

“Robin is a people- and growth-focused executive and expert in leveraging technology to enable digital transformation and positive business outcomes,” noted Advantage CEO Tanya Domier. “Her experience driving the definition, harmonization, standardization and automation of SAP’s processes, systems and data to reduce complexities and cost — while accelerating growth — will be invaluable to our own dynamic journey. We’re fortunate to be benefiting from Robin’s leadership and insights as we evolve our core services, build out new capabilities and focus on operating as an efficient and effective company as we deliver growth for our shareholders. We also want to thank Elizabeth for her contributions to Advantage as director.”

At SAP, Manherz has responsibility for operationalizing the company’s strategy through accelerated growth and transformation, including execution of next-generation business and operating models that maximize value for customers globally. She also has brought SAP’s vision to life through industry-leading pricing practices and commercial models by simplifying and optimizing core business processes along the value chain and by delivering world-class experiences informed by its customers, employees, products and brand. Manherz’s leadership has also included SAP’s own internal digital transformation spanning people, processes, data and systems.

Since joining SAP in 2007, Manherz has held an array of executive roles with a focus on capital investment strategy, portfolio planning, industry value engineering, channel management, strategic planning and execution, sales operations and finance. Prior to SAP, Manherz held professional and leadership roles with JD Edwards, USA.NET and QAD.

National Office • 15310 Barranca Parkway • Suite 100 • Irvine, CA 92618

(949) 797-2900 • www.advantagesolutions.net

About Advantage Solutions

Advantage Solutions is a leading business solutions provider committed to driving growth for consumer goods manufacturers and retailers through winning insights and execution. Advantage’s data and technology-enabled omnichannel solutions — including sales, retail merchandising, business intelligence, digital commerce and a full suite of marketing services — help brands and retailers across a broad range of channels drive consumer demand, increase sales and achieve operating efficiencies. Headquartered in Irvine, California, Advantage has offices throughout North America and strategic investments in select markets throughout Africa, Asia, Australia and Europe through which it services the global needs of multinational, regional and local manufacturers. For more information, please visit advantagesolutions.net.

Contact

Will Minton

Vice President, Corporate Marketing & Communications

Advantage Solutions

press@advantagesolutions.net

National Office • 15310 Barranca Parkway • Suite 100 • Irvine, CA 92618

(949) 797-2900 • www.advantagesolutions.net